Exhibit 1.01

CYNOSURE, INC.

Conflict Minerals Report

For the reporting period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (the “Report”) of Cynosure, Inc. has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2014 to December 31, 2014.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and the this report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the calendar year 2014.

These products, which are referred to in this Report collectively as the “Covered Products,” are the following: all laser and light-based systems manufactured by or for the Company.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

Reasonable Country of Origin Inquiry

The Company has conducted a reasonable country of origin inquiry regarding the Conflict Minerals. This reasonable country of origin inquiry was designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals are from recycled or scrap sources. Based on its reasonable country of origin inquiry, the Company has reason to believe that its products contain Conflict Minerals that may have originated in the Covered Countries and may not have originated from recycled or scrap sources. As a result, the Company also exercised due diligence on the source and chain of custody of the Conflict Minerals.

Design of Due Diligence and Due Diligence Performed

The Company’s due diligence measures have been designed to conform to the framework in the Organization for the Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas; Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). These due diligence measures include the following:

The Company adopted a Conflict Minerals policy relating to Conflict Minerals (the “Company Policy”), which is available on its website at http://governance.cynosure.com/, in accordance with the OECD Guidance. The Company Policy states:

Cynosure is committed to the ethical sourcing of minerals used in our products. Our goal is to refrain from purchasing Conflict Minerals from the Covered Countries for our products except for those materials that are processed at a facility that has been certified by an independent third party as “conflict free”. We are assessing whether our products contain Conflict Minerals from the Covered Countries; however, the global supply chain for Conflict Minerals is complex, and tracing the minerals in our products to their source is a challenge. Cynosure is working diligently with our suppliers and other stakeholders to improve and systematically address the process for sourcing minerals that are “conflict free.”

If you have questions or concerns contact us at Conflict_Minerals@cynosure.com / (978) 256-4200.

The Company also established an internal team to manage the conflict mineral due diligence process. This team is comprised of members of our engineering, supply chain management (purchasing), manufacturing, quality, legal and executive teams.

In addition, as described below, the Company conducted a supply chain survey using the Conflict Minerals Reporting Template (“CMRT 3.0”), requesting that in-scope suppliers identify smelters and refiners, as well as the countries of origin, of the Conflict Minerals in the products supplied to the Company.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of the Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of the Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain. To make this identification, the Company engaged a third party company (the “Third Party”) to survey our suppliers. Using a list of suppliers provided by the Company, the Third Party provided a risk analysis and provided an analysis report that details the number of the Company’s suppliers that are out of scope, and the number of in-scope suppliers that match the Third Party current database. Approximately thirty-nine per cent (39%) of the Company’s suppliers were deemed out of scope.

The Third Party sent requests to each in-scope supplier via electronic mail to complete the CMRT 3.0 and requested suppliers who already provided the Electronic Industry Citizenship Coalition (“EICC”) Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (the “EICC Form”) in 2013 to resubmit in the latest CMRT format. To increase suppliers’ response rate and quality of survey data, the Third Party provided training material to all in-scope suppliers, including the SEC Final Rule on Conflict Minerals, Responsible Supply Chain Management information, and the latest Reporting Template – CMRT Form.

In many cases, the Third Party required additional communications with the supplier in order to complete the CMRT Form. Currently, many of the returned CMRT Forms remain incomplete despite multiple communications with the Third Party. In addition, in some cases, the suppliers did not respond to the survey. In these cases, the Third Party sent a second request by electronic mail two weeks following the first request and, as necessary, sent a third request by electronic mail a week later. Following these steps, the Third Party attempted to contact non-responsive suppliers by telephone. In certain cases, the Third Party initially lacked sufficient information to contact the suppliers to request that the CMRT Form be completed and contacted the Company for additional information in this regard.

For those responses received, the Third Party reviewed to determine whether the declarations were company level, division level or product family level. If the declaration was not deemed company level, the Company made a determination whether additional inquiries were required.

In addition, for each response received from a supplier, the Third Party examined the smelter declaration and made the following categorizations with regard to whether each smelter:

•	sourced from recycled or scrap only;

•	mined from the Covered Counties or not;

•	is located in the Covered Counties or not;

•	is on the current compliant list developed by the Conflict Free Smelter “(CFS”) program.

The Third Party then engaged in a comprehensive data verification process and examined the completeness of each response and identified any contradictions. The Third Party followed up with the suppliers as needed for clarification or correction of the issues and if no resolution was able to be reached, the Third Party would escalate the issue to the Company. The Company would then contact the supplier directly.

Results of Due Diligence

The Company was able to collect complete responses regarding smelters and refiners and the countries of origin of the Company’s necessary Conflict Minerals from 590 suppliers out of a total of 1152 suppliers, a substantial increase from 2013. The Company also received an additional 108 responses that, while providing some of the requested information, were deemed incomplete by the Third Party and Company. After reviewing these responses, the Company believes that the facilities that may have been used to process the Company’s necessary Conflict Minerals include the smelters and refiners listed in Annex A. In addition, based on the information received, the Company believes that the countries of origin of its necessary Conflict Minerals may include the countries listed in Annex B. Even with the information we were able to collect from suppliers, because suppliers often cannot trace Conflict Minerals in components sold to the Company to particular smelters and refiners, the Company is unable to connect the Covered Products to particular smelters and refiners. For this reason, as well as the lack of responsiveness from many of the our suppliers, the Company is not able to conclusively determine whether or not the Conflict Minerals contained in its Covered Products originated in Covered Countries.

Mitigation Steps

The Company expects to continue to work with the Third Party to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s Covered Products benefit armed groups in the Covered Countries. In this regard, the Company intends to continue working diligently with our current suppliers to assess whether Conflict Minerals contained in our products are from Covered Countries and if so, if they are “conflict free” as certified by independent third parties and, where such assessment cannot be confirmed, seek new suppliers who can confirm such assessment.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements relating to actions that we may take in the future. The forward-looking statements included in this report release represent Cynosure’s management’s views and expectations as of the date of this report. Cynosure anticipates that subsequent events and developments may cause its views and expectations to change. Although Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views and expectations as of any date subsequent to the date of this report.

ANNEX A

SMELTER LIST

Cynosure’s suppliers have reported the following smelters and refiners as part of their supply chain conflict minerals data collection.

Metal	Smelter Name	Smelter Country
Gold	Abington Reldan Metals, LLC.	UNITED STATES
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	ASARCO LLC	UNITED STATES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Baiyin Nonferrous Group Co.,Ltd	CHINA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet S.p.A.	ITALY
Gold	China Gold Deal Investment Co., Ltd.	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY

Gold	Dongguan CameroonChemical Materials Co., Ltd	CHINA
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Gold	Dowa	JAPAN
Gold	E-CHEM Enterprise Corp	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Enthone Inc.	UNITED STATES
Gold	Ferro Corporation	UNITED STATES
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Gejiu zili mining&smel ting co.,ltd	CHINA
Gold	Guangdong Gaoyao Co	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Harima Smelter	JAPAN
Gold	Heesung Catalysts Corp.	KOREA, REPUBLIC OF
Gold	Heesung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus (zhaoyuan)Precious Metal Materials Co.,Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Precious Metals North America (HPMN)	UNITED STATES
Gold	Hishikari Gold Mine (Isa)	JAPAN
Gold	Hon Hai / Foxconn Technology Group	TAIWAN
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	ICBC	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Jinlong Copper Co.,Ltd.	CHINA
Gold	Johnson Matthey HongKong Ltd.	HONG KONG
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kangqiang Electronics Co., Ltd	CHINA
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	LG-Nikko Copper Inc.	KOREA, REPUBLIC OF
Gold	Lian Pei Smelting Factory	CHINA
Gold	LIAN XING PLATING FACTORY	CHINA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	London Bullion Market Association	UNITED KINGDOM
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Minsur	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MK Electron co., Ltd.	KOREA, REPUBLIC OF
Gold	Morigin Company	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	N.E.Chemcat Corporation	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC Krastvetmet	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA

Gold	Precious Metal Sales Corp	UNITED STATES
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	SANMENXIA HENGSHENG SCIENCE AND TECH R&D CO.,LTD	CHINA
Gold	Saxonia Edelmetallrecycling	GERMANY
Gold	Schloetter Co. Ltd.	UNITED KINGDOM
Gold	Schone Edelmetaal	NETHERLANDS
Gold	ScotiaMocatta, The Bank of Nova Scotia	HONG KONG
Gold	SD(Samdok) Metal	KOREA, REPUBLIC OF
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Senju Metal Industry Co., Ltd.	JAPAN
Gold	Shandong Guoda Gold Co., LTD.	CHINA
Gold	Shandong Tarzan Bio-Gold Co Ltd	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co. Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Shandong zhongkuang group co., LTD	CHINA
Gold	Shang Hai Gold Exchange	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co.,Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN
Gold	Suzhou Xinrui Noble metal material co.ltd	CHINA
Gold	Taizhou Delta Electronics Co., Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Technic, Inc.	UNITED STATES
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tiancheng Chemical	CHINA

Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	UBS AG Bahnhofstr.	SWITZERLAND
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Galvanotechnik GmbH	GERMANY
Gold	Umicore Precious Metal Refining	UNITED STATES
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	United Refining Company	UNITED STATES
Gold	Uyemura USA	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Williams/ Williams Brewster	UNITED STATES
Gold	Wuxi Middle Treasures Materials	CHINA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yantai country Safeina high-tech environmental Refining Ltd.	CHINA
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yoo Chang Metal Inc.	KOREA, REPUBLIC OF
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhejiang Sui Jingui Pioneer Metals Corporation	CHINA
Gold	Zhongshan Public Security Bureau, Guangdong Province, China	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd.	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	ANHUI HERRMAN IMPEX CO., LTD	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	China Shenzhen Morgan Sputtering Targets & Technology Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRALIA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	5N Plus	GERMANY
Tin	Alpha	UNITED STATES
Tin	Alpha Metals (Taiwan) Inc.	TAIWAN
Tin	Alpha Metals Korea Ltd.	KOREA, REPUBLIC OF
Tin	Amalgamated Metal Corporation PLC	UNITED KINGDOM
Tin	Amalgamet Inc	UNITED STATES

Tin	American Iron and Metal	CANADA
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	CHINA
Tin	Atontech	UNITED STATES
Tin	Baoshida Swissmetall	SWITZERLAND
Tin	Best Metais e Soldas SA	BRAZIL
Tin	Canfield Technologies	UNITED STATES
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Chofu Works	JAPAN
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson Group	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Daewoo International	KOREA, REPUBLIC OF
Tin	Diehl Metall Aplications GmbH	GERMANY
Tin	Dongguan City JiuBo Electronic Science and Technology Co.,LTD	CHINA
Tin	DongGuan City Thousand Island Metal Foil Co., Ltd.	CHINA
Tin	DONGGUAN CITY XIDA SOLDERING TIN PRODUCTS CO.,LTD	CHINA
Tin	Dongguan Qiandao Tin Co., Ltd	CHINA
Tin	Dr-ing. Max SchloetterGMBH & Co Ltd KG	GERMANY
Tin	Electroloy Metal Co. Ltd	CHINA
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Eximetal S.A.	ARGENTINA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Fuji Metal Mining Corp.	TAIWAN
Tin	Furukawa Electric	JAPAN
Tin	Galva Iron & Metal Co	UNITED STATES
Tin	Gebrueder Kemper GMBH	GERMANY
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA

Tin	Gold Bell Group	CHINA
Tin	GuangDong Jiatian Stannum Products Co., Ltd	CHINA
Tin	Heraeus Oriental Hitec Co., Ltd.	KOREA, REPUBLIC OF
Tin	Hitachi Cable, Ltd.	JAPAN
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Hunan Xianghualing Tin Co. ltd	CHINA
Tin	Hyundai-Steel	KOREA, REPUBLIC OF
Tin	IBF IND Brasileira de Ferrolligas Ltda	BRAZIL
Tin	Impag AG	SWITZERLAND
Tin	Imperial Zinc	UNITED STATES
Tin	Jean GOLDSCHMIDT INTERNATIONAL S.A.	BELGIUM
Tin	Jiangxi Nanshan	CHINA
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.	CHINA
Tin	KIHONG T & G	INDONESIA
Tin	Koki Products Co.,Ltd	THAILAND
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Kupol	RUSSIAN FEDERATION
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	MCP Metal Specialties, Inc.	UNITED KINGDOM
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources Inc	UNITED STATES
Tin	Metallo Chimique	BELGIUM
Tin	Metallum Metal Trading Company	SWITZERLAND
Tin	Ming Li Jia Smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Misue Tin Smelter and Refinery	PERU
Tin	Momentive	UNITED STATES
Tin	Nathan Trotter & Co., Inc.	UNITED STATES
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	NIHON GENMA MFG.CO.,LTD.	THAILAND
Tin	Nihon Kagaku Sangyo Co., Ltd.	JAPAN
Tin	NIPPON FILLER METALS,LTD.	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Object Management Group, Inc.	UNITED STATES
Tin	OMSA	BOLIVIA
Tin	PHONON MEIWA INC.	JAPAN

Tin	Poongsan	KOREA, REPUBLIC OF
Tin	Posco	KOREA, REPUBLIC OF
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Donna Kembara Jaya	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Indra Eramulti Logam Industri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. CITRALOGAM ALPHASEJAHTERA	INDONESIA
Tin	Pure Technology (UK) Limited	RUSSIAN FEDERATION

Tin	Rahman Hydrulic Tin Sdn Bhd	MALAYSIA
Tin	RBT	INDONESIA
Tin	Rohm & Hass	CHINA
Tin	Rui Da Hung	TAIWAN
Tin	Samhwa Non-Ferrous Metal. Inc Co.,Ltd.	KOREA, REPUBLIC OF
Tin	SENJU METAL INDUSTRY CO.,LTD.	JAPAN
Tin	SGS BOLIVIA S.A.	BOLIVIA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA
Tin	Shaoxing Tianlong Tin Materials Co., Ltd	CHINA
Tin	Shenmao Technology Inc.	MALAYSIA
Tin	Shenzhen Anchen Tin Co., Ltd	CHINA
Tin	SIZER METALS PTE LTD	SINGAPORE
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Standard Sp z o.o.	POLAND
Tin	TaeguTec Ltd.	KOREA, REPUBLIC OF
Tin	Taicang City Nancang Metal Material Co.,Ltd	CHINA
Tin	Tamura Corporation of America	JAPAN
Tin	Thaisarco	THAILAND
Tin	TONGDING METALLIC MATERIAL CO.LTD	CHINA
Tin	Traxys	FRANCE
Tin	UNI BROS METAL PTE LTD	SINGAPORE
Tin	UNITED SMELTER	INDONESIA
Tin	Univertical International (Suzhou) Co., Ltd	CHINA
Tin	VERTEX METALS INCORPORATION	TAIWAN
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Westfalenzinn	GERMANY
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Wieland Werke AG	GERMANY
Tin	Wildshaw Ltd	UNITED KINGDOM
Tin	Wilhelm Grillo Handelsgesellschaft mbH	GERMANY
Tin	Wilhelm Westmetall	GERMANY
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	Yantai Zhaojin Precious Metals Co., Ltd.	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Yun’an Dian’xi Tin Mine	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	YunNan GeJiu Jin Ye Mineral Co.,Ltd	CHINA
Tin	YunNan Gejiu Yunxin Electrolyze Limited	CHINA
Tin	YUNNAN TIN COMPANY GROUP XIN JIAN KUANG YE CO., LTD	CHINA
Tin	Yunnan Tin Company, Ltd.	CHINA

Tin	ZHEJIANG HUANGYAN XINQIAN ELECTRICAL EQUIPMENT FITTINGS FACTORY	CHINA
Tin	ZHUZHOU SMELTER GROUP CO., LTD	CHINA
Tungsten	A.L.M.T. Corp.	CHINA
Tungsten	Air Products	UNITED STATES
Tungsten	Alta Group	UNITED STATES
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Axis Material Limited	JAPAN
Tungsten	Chengdu Hongbo Industrial co,Ltd	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang W Co., Ltd	CHINA
Tungsten	Ganzhou Hongfei Tungsten & Molybdenum Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	Hitachi, Ltd.	JAPAN
Tungsten	Hunan Chuangda Tungsten & Vanadium Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Izawa Metal Co., Ltd	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	KYORITSU GOKIN CO.,LTD.	JAPAN
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LTD	CHINA
Tungsten	North American Tungsten	CANADA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Saganoseki Smelter & Refinery	JAPAN
Tungsten	TaeguTec	KOREA, REPUBLIC OF
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	ULVAC, Inc.	JAPAN
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Voss Metals Company, Inc	UNITED STATES
Tungsten	Williams Brewster	UNITED STATES
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

ANNEX B

COUNTRY OF ORIGIN LIST

Based on the responses received from our suppliers, the countries of origin of the Conflict Minerals in the Company’s products include the following countries.

Argentina	Australia	Austria	Belgium
Bolivia	Brazil	Burundi	Canada
Chile	China	Columbia	Congo
Ethiopia	Germany	Guyana	India
Indonesia	Italy	Japan	Kazakhstan
Korea, Republic of	Laos	Malaysia	Mexico
Morocco	Mozambique	Myanmar	Namibia
Niger	Nigeria	North America	Papua New Guinea
Peru	Philippines	Poland	Portugal
Russian Federation	Rwanda	Sierra Leone	Singapore
South Africa	Spain	Suriname	Switzerland
Taiwan	Thailand	United Kingdom	United States
Vietnam	Zimbabwe